Exhibit 99.1

Occidental Announces Cash Tender Offers and Consent Solicitations for Certain of its Senior Notes

HOUSTON — June 29, 2021 — Occidental (NYSE: OXY) today announced that it has commenced offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding senior notes listed in the table below and Consent Solicitations (as defined below), upon the terms and conditions described in Occidental’s Offer to Purchase and Consent Solicitation Statement, dated June 29, 2021 (the “Offer to Purchase”).

			Dollars per $1,000 Principal Amount of Notes
Series of Notes	CUSIP Number/ISIN	Aggregate Principal Amount Outstanding ($)	Acceptance Priority Level	Tender Offer Consideration(1) ($)	Early Tender Premium ($)	Total Consideration(1)(2) ($)
2.700% Senior Notes due 2022	674599CP8 / US674599CP81	$629,120,000	1	$970.00	$50.00	$1,020.00

2.70% Senior Notes due 2023	674599CE3 / US674599CE35	$926,608,000	2	$972.50	$50.00	$1,022.50

3.450% Senior Notes due 2024	674599DA0 / US674599DA04	$233,062,000	3	$970.00	$50.00	$1,020.00

2.900% Senior Notes due 2024	674599CW3 / US674599CW33	$3,000,000,000	4	$980.00	$50.00	$1,030.00

3.500% Senior Notes due 2025	674599CG8 / US674599CG82	$750,000,000	5	$980.00	$50.00	$1,030.00

3.400% Senior Notes due 2026	674599CH6 / US674599CH65	$1,150,000,000	6	$972.50	$50.00	$1,022.50

3.200% Senior Notes due 2026	674599CR4 / US674599CR48	$1,000,000,000	6	$957.50	$50.00	$1,007.50

Floating Interest Rate Senior Notes due 2022	674599CQ6 / US674599CQ64	$1,052,091,000	7	$950.00	$50.00	$1,000.00

(1)	Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.
(2)	Includes the Early Tender Premium (as defined below).

Occidental is offering to purchase up to a maximum aggregate purchase price, excluding accrued but unpaid interest, equal to $2.5 billion (subject to increase by Occidental, the “Maximum Aggregate Purchase Price”) of its 2.700% Senior Notes due 2022 (the “2.700% 2022 Notes”), 2.70% Senior Notes due 2023 (the “2.70% 2023 Notes”), 3.450% Senior Notes due 2024 (the “3.450% 2024 Notes”), 2.900% Senior Notes due 2024 (the “2.900% 2024 Notes”), 3.500% Senior Notes due 2025 (the “3.500% 2025 Notes”), 3.400% Senior Notes due 2026 (the “3.400% 2026 Notes”), 3.200% Senior Notes due 2026 (the “3.200% 2026 Notes” and, together with the 3.400% 2026 Notes, the “2026 Notes”) and Floating Interest Rate Senior Notes due 2022 (the “Floating Rate 2022 Notes” and, together with the 2026 Notes, the 2.700% 2022 Notes, the 2.70% 2023 Notes, the 3.450% 2024 Notes, the 2.900% 2024 Notes and the 3.500% 2025 Notes, the “Notes”).

Subject to the Maximum Aggregate Purchase Price, the Sub-Cap (as defined below) and proration, the amount of a series of Notes that is purchased in the Tender Offers on the Early Settlement Date or the Settlement Date, as applicable (each defined below), will be based on the order of priority (the “Acceptance Priority Levels”) for the Notes as set forth in the table above, with series of Notes of the same Acceptance Priority Level being treated equally (as though they are a single series) for purposes of acceptance for purchase and proration. Subject to the Maximum Aggregate Purchase Price and the Acceptance Priority Levels, the maximum aggregate principal amount to be purchased by Occidental of the 2026 Notes will be limited to $300 million (subject to increase by Occidental, the “Sub-Cap”).

The Tender Offers will expire at 11:59 p.m., New York City time, on July 27, 2021, unless extended or terminated by Occidental (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers and Consent Solicitations, the consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be the applicable tender offer consideration for such series of Notes set forth in the above table (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on July 13, 2021 (subject to extension, the “Early Tender Time”) and accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Tender Offer Consideration and the applicable early tender premium for such series of Notes as set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes tendering their Notes after the Early Tender Time will receive the applicable Tender Offer Consideration but will not be eligible to receive the Early Tender Premium. All holders of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or Settlement Date, as applicable.

Notes that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on July 13, 2021 (subject to extension, the “Withdrawal Deadline”). Holders of Notes tendered after the Withdrawal Deadline cannot withdraw their Notes or revoke (in the case of the Consent Notes (as defined below)) their consents under a Consent Solicitation unless Occidental is required to extend withdrawal rights under applicable law. Occidental reserves the right, but is under no obligation, to increase the Maximum Aggregate Purchase Price or the Sub-Cap at any time, subject to applicable law. If Occidental increases the Maximum Aggregate Purchase Price or the Sub-Cap, it does not expect to extend the applicable Withdrawal Deadline, subject to applicable law.

Subject to the Maximum Aggregate Purchase Price, the Sub-Cap and proration, Occidental will purchase any Notes that have been validly tendered at or prior to the Early Tender Time and accepted in the applicable Tender Offer promptly following the Early Tender Time (such date, the “Early Settlement Date”). The Early Settlement Date is expected to occur on the second business day following the Early Tender Time. Settlement for Notes validly tendered after the Early Tender Time, but at or prior to the Expiration Date and accepted for purchase in the applicable Tender Offer, will be promptly following the Expiration Date (such date, the “Settlement Date”). The Settlement Date is expected to occur on the second business day following the Expiration Date.

If an aggregate principal amount of Notes validly tendered prior to the Early Tender Time is such that the aggregate purchase price for such Notes, excluding accrued but unpaid interest, equals or exceeds the Maximum Aggregate Purchase Price, Occidental will not accept for purchase any Notes tendered after the applicable Early Tender Time and will, subject to the Maximum Aggregate Purchase Price and the Sub-Cap, accept for purchase only the Notes validly tendered before the Early Tender Time pursuant to the Acceptance Priority Levels, with series of Notes of the same Acceptance Priority Level being treated equally (as though they are a single series) for purposes of acceptance for purchase and proration. Acceptance for tenders of Notes of a series may be subject to proration if the aggregate principal amount of such series of Notes validly tendered would result in an aggregate purchase price, excluding accrued but unpaid interest, that exceeds the Maximum Aggregate Purchase Price or a maximum aggregate principal amount that exceeds the Sub-Cap.

As part of the Tender Offers, Occidental is also soliciting consents (the “Consent Solicitations”) from the holders of the 2.70% 2023 Notes, the 3.450% 2024 Notes, the 2.900% 2024 Notes, the 3.500% 2025 Notes and the Floating Rate 2022 Notes (collectively, the “Consent Notes”) for certain proposed amendments (the “Proposed Amendments”) described in the Offer to Purchase that would, among other things, eliminate certain of the restrictive covenants contained in the indentures governing the Consent Notes and provide that Occidental may provide a notice of redemption to Holders of the related series of Consent Notes to be redeemed pursuant to such notice of redemption not less than 5 business days nor more than 60 days prior to the redemption date for such series of Consent Notes. Adoption of the Proposed Amendments with respect to each series of Consent Notes requires the requisite consent applicable to such series of Consent Notes as described in the Offer to Purchase (the “Requisite Consent”). Each holder tendering Consent Notes pursuant to the Tender Offers must also deliver consents to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consents by virtue of such tender. Holders may not deliver consents without also tendering their Consent Notes. The Proposed Amendments relating to a series of Consent Notes will not become operative until (i) Consent Notes of such series satisfying the Requisite Consent have been validly tendered and (ii) Occidental consummates the Tender Offer with respect to such series of Consent Notes in accordance with its terms and in a manner resulting in the purchase of all Consent Notes of such series validly tendered before the Early Tender Time (if the aggregate purchase price, excluding accrued but unpaid interest, of Notes validly tendered before the Early Tender Time equals or exceeds the Maximum Aggregate Purchase Price) or before the Expiration Date (if it does not). If the Proposed Amendments become operative with respect to a series of Consent Notes, holders of that series of Consent Notes that do not tender their Consent Notes prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that the remaining outstanding Consent Notes of that series will no longer have the benefit of certain restrictive covenants contained in the applicable indenture. In addition, such holders will not receive either the Tender Offer Consideration or the Early Tender Premium.

The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer or obtaining any Requisite Consent. However, the Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

Barclays Capital Inc., BofA Securities, Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are the lead Dealer Managers and lead Solicitation Agents in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Barclays Capital Inc. at (toll-free) (800) 438-3242 or (collect) (212) 528-7581, BofA Securities, Inc. at +1 (980) 388-3646 or debt_advisory@bofa.com, MUFG Securities Americas Inc. at (toll-free) (877) 744-4532 or (collect) (212) 405-7481, RBC Capital Markets, LLC at (toll free) (877) 381-2099 or (US) (212) 618-7843 or Wells Fargo Securities, LLC at +1 (866) 309-6316 (toll free) or +1 (704) 410-4756 (collect). Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of Occidental, the Dealer Managers and Solicitation Agents, the Tender Agent and Information Agent, the trustee under the indentures governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Occidental by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Occidental

Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. We are one of the largest oil producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon dioxide management to advance a lower-carbon world. Visit oxy.com for more information.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause the results to differ include, but are not limited to: the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities and other third parties in response to the pandemic; our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; our ability to successfully monetize select assets, repay or refinance our debt and the impact of changes in our credit ratings; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations; supply and demand considerations for, and the prices of, our products and services; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings;  unexpected changes in costs; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including our ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, natural gas and natural gas liquids reserves; lower-than-expected production from development projects or acquisitions; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations; general economic conditions, including slowdowns, domestically or internationally and volatility in the securities, capital or credit markets; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; governmental actions and political conditions and events; legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deepwater and onshore drilling and permitting regulations and environmental regulation (including regulations related to climate change); environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions); our ability to recognize intended benefits from our business strategies and initiatives, such as Oxy Low Carbon Ventures or announced greenhouse gas reduction targets; potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks or insurgent activity; the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties; failure of risk management; our ability to retain and hire key personnel; reorganization or restructuring of our operations; changes in state, federal or international tax rates; and actions by third parties that are beyond our control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

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Contacts
Media	Investors
Eric Moses	Jeff Alvarez
713-497-2017	713-215-7864
eric_ moses@oxy.com	jeff_alvarez@oxy.com